Exhibit 4.10














                                DEPOSIT AGREEMENT


                                     BETWEEN


                              BANKERS TRUST COMPANY

                                       and

                           SOUTHERN INVESTMENTS UK plc




                          Dated as of January 29, 1997










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                                            TABLE OF CONTENTS
                                                                           Page


ARTICLE I.....................................................................1
  SECTION 1.01. Definitions...................................................1
  SECTION 1.02. Rules of Construction.........................................3


ARTICLE II....................................................................4
  SECTION 2.01. Deposit of the Global Debenture...............................4
  SECTION 2.02. Book-Entry System.............................................4
  SECTION 2.03. Registration of Transfer of the Book-
                Entry Interest................................................5
  SECTION 2.04. Transfer of the Global Debenture..............................5
  SECTION 2.05. Cancellation..................................................6
  SECTION 2.06. Payments in Respect of a Book-
                Entry Interest and Global Debenture...........................6
  SECTION 2.07. Change in Principal Amount of the Global Debenture............7
  SECTION 2.08. Record Date...................................................7
  SECTION 2.09. Action in Respect of a Book-Entry Interest
                or the Global Debenture.......................................7
  SECTION 2.10. Surrender of the Global Debenture.............................8
  SECTION 2.11. Reports.......................................................8
  SECTION 2.12. Additional Amounts............................................8


ARTICLE III...................................................................9
  SECTION 3.01. Certain Duties and Responsibilities...........................9
  SECTION 3.02. Notice of Default............................................10
  SECTION 3.03. Certain Rights of Book-Entry Depositary......................10
  SECTION 3.04. Not Responsible for Recitals or Issuance
                of Subordinated Debentures...................................11
  SECTION 3.05. Money Held in Trust..........................................11
  SECTION 3.06. Compensation and Reimbursement...............................12
  SECTION 3.07. Book-Entry Depositary Required; Eligibility..................12
  SECTION 3.08. Resignation and Removal; Appointment of Successor............12
  SECTION 3.09. Acceptance of Appointment by Successor.......................14
  SECTION 3.10. Merger, Conversion, Consolidation or  Succession to Business.15


ARTICLE IV...................................................................15
  SECTION 4.01.  Notices to Book-Entry Depositary or Company.................15
  SECTION 4.02.  Notice to Depositary; Waiver................................15
  SECTION 4.03.  Effect of Headings and Table of Contents....................16
  SECTION 4.04.  Successors and Assigns......................................16
  SECTION 4.05.  Separability Clause.........................................16
  SECTION 4.06.  Benefits of Agreement.......................................16
  SECTION 4.07.  GOVERNING LAW...............................................16
  SECTION 4.08.  Jurisdiction................................................16
  SECTION 4.09.  Counterparts................................................17
  SECTION 4.10.  Inspection of Agreement.....................................17
  SECTION 4.11.  Satisfaction and Discharge..................................17
  SECTION 4.12.  Amendments..................................................17
  SECTION 4.13.  Book-Entry Depositary To Sign Amendments....................18


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                                DEPOSIT AGREEMENT

                  This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the "Deposit Agreement"), dated as of January 29, 1997, is among Bankers Trust Company, a New York banking corporation, as book-entry depositary hereunder (the "Book-Entry Depositary"), Southern Investments UK plc, a public limited company organized under the laws of England and Wales (the "Company"), holders of, and owners of beneficial interests in, certificated depositary interests ("CDIs") issued hereunder in respect of a beneficial interest in the Global Debenture (as defined below) representing one or more Subordinated Debentures issued to Institutional Accredited Investors (the Subordinated Debentures being issued pursuant to an Indenture (the "Indenture"), dated as of January 29, 1997, between (inter alia) Bankers Trust Company, as trustee (the "Trustee"), and the Company, as issuer) and beneficial owners of Book-Entry Interests (as defined below).

                                    ARTICLE I

                    Definitions and Other General Provisions


     SECTION 1.01. Definitions. Terms not defined herein have the meanings ascribed to them in the Indenture (as hereinafter defined). The following terms, as used herein, have the following meanings:

         "Beneficial Owner" means any person owning a beneficial interest in a CDI issued hereunder but who is not the Holder of such CDI and may include any DTC Participant (as defined below); it being understood that the term "Beneficial Owner" shall not include any agent or financial intermediary holding an interest in a CDI solely to the extent such interest is held for or on behalf of any Beneficial Owner.

         "Book-Entry Depositary" means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.

         "Book-Entry Interests" means the 8.23% certificateless depositary interests that shall at all times, prior to the issuance of Definitive Registered Debentures in respect thereof, represent the right to receive 100% of the principal, premium (if any), interest and Additional Amounts, Additional Sums and Additional Interest (if any) of the underlying 8.23% Global Subordinated Debenture due 2027 and that are issued to the Trust , and should the Trust be dissolved pursuant to the terms of the Declaration of Trust, that percentage of the 8.23% Global Subordinated Debenture due 2027 not beneficially owned by Institutional Accredited Investors, the Book-Entry Interests in such case being issued to DTC or its nominee by the Book-Entry Depositary.

     "Book-Entry Register" has the meaning ascribed thereto in Section 2.03 hereof.

         "CDI" means a certificated depositary interest to be issued hereunder representing an Interest in the Global Debenture issued to Institutional Accredited Investors. For the purposes of this Deposit Agreement, CDIs shall be deemed to be "depositary shares" (as defined in Rule 405 under the Securities
Act) that represent the interests in the Global Debenture.

         "Company" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

         "Corporate Trust Office" means the office of the Book-Entry Depositary in the City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at Bankers Trust Company, Four Albany Street, New York, NY 10006, Attn:
Corporate Trust and Agency Group - Manager Public Utilities Group.

         "Declaration of Trust" means the Amended and Restated Declaration of Trust dated as of January 29, 1997 by the Trustees (as defined therein), the Company and the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to such Declaration of Trust.

         "Definitive Registered Debentures" means the 8.23% Subordinated Debentures due 2027 issued pursuant to the Indenture in substantially the form of Exhibit B to the Indenture.

         "Depositary" means the Trust (or DTC or any successor, in the event that the Trust be dissolved pursuant to the terms of the Declaration of Trust) as the depositary of the Book-Entry Interests as recorded on the Book-Entry Register.

         "DTC" means The Depository Trust Company or its nominee.

         "Global Debenture" means the 8.23% Global Subordinated Debenture due 2027 in bearer form issued pursuant to the Indenture in substantially the same form as Exhibit A to the Indenture.

         "Indenture" means the Indenture dated as of January 29, 1997, between the Company and Bankers Trust Company, as Trustee, and Bankers Trust Luxembourg S.A. as paying and transfer agent relating to the Subordinated Debentures as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument.

     "Indenture Trustee" means Bankers Trust Company as trustee under the Indenture.

         "Institutional Accredited Investor" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interests" means beneficial interests in the Book-Entry Interests that will be represented by Trust Securities until the Trust is dissolved pursuant to the terms of the Declaration of Trust, whereafter the interests will be shown on records maintained in book-entry form by DTC and to the extent not beneficially owned by Institutional Accredited Investors.

         "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or regular counsel for the Company or may be other counsel reasonably acceptable to the Book-Entry Depositary.

         "Responsible Officer", when used with respect to the Trustee, means any Managing Director, vice president, any assistant vice president, assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the Corporate Trust and Agency Group of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Subordinated Debenture" means any 8.23% Subordinated Debenture due 2027 of the Company issued under the Indenture.

         "Trust" means Southern Investments UK Capital Trust I, a statutory business trust formed under the laws of the State of Delaware.

         "Trust Securities" means the capital securities which represent preferred beneficial interests in the assets of the Trust and the common securities which represent beneficial interests in the assets of the Trust.

         "Trustee" means Bankers Trust Company and its successors and assigns, as trustee under the Indenture.

     SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b)  "or" is not exclusive;

          (c)  "including" means including without limitation; and

          (d) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                                    Interests

         SECTION 2.01. Deposit of the Global Debenture. The Book-Entry Depositary hereby accepts custody of the Global Debenture from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Debenture at its Corporate Trust Office in the City of New York or at such place as it shall determine with the consent of the Company for the benefit of the Trust. If Book-Entry Interests in the Subordinated Debentures are distributed to holders of Trust Securities in dissolution of the Trust, such Book-Entry Interests will be transferred by the Trust to DTC, which will operate a book-entry system for Interests in the Book-Entry Interests in the Global Debenture held by the Book-Entry Depositary and representing all of the Subordinated Debentures subject to Section 2.02(c) hereof. At that time, the Book-Entry Interests in the Subordinated Debentures will cease to be held for the benefit of the Trust and will be held by the Book-Entry Depositary for the benefit of DTC and its participants subject to Section 2.02(c) hereof. All of the Book-Entry Interests in the Global Debenture will be transferred by the Trust to DTC, and to the extent that Capital Securities are held in certificated form, such Interests will be issued as CDIs pursuant to Section 2.02(c).

         SECTION 2.02. Book-Entry System. .(a) Upon acceptance by DTC of the Book-Entry Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Interests in the Book-Entry Interests will be recorded on and traded through DTC's book-entry system, and ownership of such Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its successors or (ii) institutions that have accounts with DTC or its successors ("DTC Participants"). Interests shall be transferable only as units representing authorized denominations of the Subordinated Debentures.

         (b) The Book-Entry Interests shall be issuable only to DTC, or successors of DTC or their respective nominees. Except as provided in Section 2.07, no owner of Interests shall be entitled to receive a Subordinated Debenture on account of such ownership, and such owner's Interests shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

         (c) Upon deposit with the Depositary of the Global Debenture to the extent that it represents Subordinated Debentures held by Institutional Accredited Investors with the Depositary, the Depositary shall issue and deliver to the Holder a CDI in respect of such Global Debenture. One CDI will be issued in respect of each Institutional Accredited Investor's interest in such Global Debenture and the CDIs in respect of such Global Debenture shall represent beneficial ownership of 100% of the principal amount of such Institutional Accredited Investor's interest in such Global Debenture. No person shall be required to account to the Depositary for the proceeds of the sale of interests in any CDIs.

         Neither the Holder nor any Beneficial Owner of a CDI shall be entitled to any benefits under this Deposit Agreement nor shall any CDI be valid or obligatory for any purpose, unless such CDI shall have been properly credited on the books of the Depositary in the name of the Holder thereof.

         It shall be a condition of each CDI, and every successive Holder and Beneficial Owner by holding or owning the same shall be deemed to have consented and agreed, that title to such CDI, when accompanied by proper instruments of transfer, is transferable only by appropriate entry on the books of the Depositary and that the Depositary, notwithstanding any notice to the contrary, may treat the Holder of a CDI on its books as the absolute owner thereof for the purpose of determining the person entitled to payments on such CDI under this Deposit Agreement or to any notices provided for in the Deposit Agreement and for all other purposes.

         SECTION 2.03. Registration of Transfer of the Book-Entry Interests and CDIs. The Book-Entry Depositary agrees to maintain at the Book-Entry Depositary's Corporate Trust Office the Book-Entry Register in which the Book-Entry Depositary shall (i) record the Trust as the initial registered owner of such Book-Entry Interests and (ii) after such time that the Trust is dissolved and the Book-Entry Interests are held by DTC, record the registration and transfer of the Book-Entry Interests and the CDIs. (Notwithstanding anything contained herein to the contrary, the Book-Entry Interests shall be transferred only according to the Declaration of Trust for so long as the Trust owns the Book-Entry Interests. ) The Book-Entry Interests and the CDIs cannot be transferred at any time unless such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary shall not constitute the agent of the Company for any other purpose and, in particular, it shall not constitute the agent of the Company in relation to any payments it may make to the owner of the Book-Entry Interests or be authorized to undertake any obligations on behalf of the Company.

         The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the ownership interests in or transfers of Interests held by DTC Participants or its successors or Persons that may hold Interests through such institutions or (ii) restrict transfers of such Interests held by DTC Participants or such Persons. The Book-Entry Depositary shall treat the Depositary or its nominee or their respective successors as the absolute owner of the Book-Entry Interest and the CDIs for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

         SECTION 2.04. Transfer of the Global Debenture. The Book-Entry Depositary shall hold the Global Debenture in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend the Global Debenture or any interest therein, except that the Book-Entry Depositary may transfer the Global Debenture as a whole to a successor Book-Entry Depositary with the consent of the Company. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Book-Entry Depositary to surrender or deliver the Global Debenture to the Depositary). If (i) after the dissolution of the Trust DTC (as the Depositary) notifies the Company and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests or if at any time it ceases to be, a "clearing agency" registered under the Exchange Act and a successor registered as a "clearing agency" under the Exchange Act is not appointed by the Company within 120 days; (ii) the Book-Entry Depositary notifies the Company under Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary with respect to the Global Debenture and no successor is appointed by the Company within 120 days of such notification; (iii) the Company in its sole discretion determines that a Definitive Registered Debenture shall be issued and executes and delivers to the Indenture Trustee an Officer's Certificate providing that the Global Debenture shall be so exchanged; or (iv) an Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Subordinated Debentures and the holders of a majority in outstanding principal amount of Interests in a Book-Entry Interest has requested in writing that the Global Debenture be exchanged for one or more Definitive Registered Debentures in accordance with
Section 2.07 hereof and the Indenture, in which case all of the owners of Interests in such Book-Entry Interest and the CDIs will receive Definitive Registered Debentures in respect of their Interests, then the Book-Entry Depositary will promptly notify the Trustee and request the Trustee to authenticate Definitive Registered Debentures in such names and denominations as the Depositary shall specify in accordance with the relevant provisions of the Indenture, and the Book-Entry Depositary agrees that in such event it will promptly surrender the Global Debenture held by it to the Trustee in connection with such exchange and that such Global Debenture will be canceled upon issuance of such Definitive Registered Debentures. All costs (taxes, governmental charges or otherwise) related to the issuance of Definitive Registered Debentures will be borne by the Company subject to any exceptions set forth in the Indenture.

         SECTION 2.05. Cancellation. If the Global Debenture is surrendered for payment, or for redemption of Subordinated Debentures evidenced thereby or for exchange for Definitive Registered Debentures to any Person other than the Indenture Trustee, such Global Debenture shall, subject to Section 2.07, be delivered to the Indenture Trustee for cancellation.

         SECTION 2.06. Payments in Respect of a Book-Entry Interest and Global Debenture. (a) Whenever the Book-Entry Depositary shall receive from the Indenture Trustee (or other paying agent under the Indenture) any payment on the Global Debenture, such payments shall be distributed promptly to the Institutional Trustee on behalf of the Trust and following a Trust dissolution to the Depositary on the payment date for such Global Debenture. Where DTC is the Depositary, such payments shall be made in accordance with the Letter of Representations.

         (b) The Book-Entry Depositary will forward to the Company or its agents such information from its records as the Company may reasonably request in writing to enable the Company or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Company or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary of, or the beneficial owners of Interests in, the Book-Entry Interests.

         (c) Notwithstanding any other provisions of this Agreement, the Book-Entry Depositary shall be required to pay to the Institutional Trustee on behalf of the Trust and following a Trust dissolution to the Depositary only amounts (including Additional Amounts, Additional Sums and Additional Interests (as defined in the Indenture)) received by the Book-Entry Depositary under the Global Debenture.

         (d) Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to the Institutional Trustee on behalf of the Trust and following a Trust dissolution to the Depository in respect of the Global Debenture or the Book-Entry Interests. None of the Company, the Indenture Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an Interest in the Book-Entry Interest or CDI or for maintaining, supervising or reviewing any records relating to a Participant's or an Indirect Participant's Interests in a Book-Entry Interest.

         SECTION 2.07. Change in Principal Amount of the Global Debenture. Whenever the principal amount at maturity of the Global Debenture held by the Book-Entry Depositary is changed by the Indenture Trustee, the Book-Entry Depositary shall notify the Depositary of the corresponding change in the principal amount of the related Book-Entry Interest or CDI.

         SECTION 2.08. Record Date. Whenever any payment is to be made in respect of the Global Debenture or the Book-Entry Depositary shall receive notice of any action to be taken by the Depositary of the Global Debenture or Depositary of CDIs, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the Depositary who shall be entitled to receive payment in respect of such Book-Entry Interest or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only the Depositary who is registered on the Book-Entry Register at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

         SECTION 2.09. Action in Respect of a Book-Entry Interest or the Global Debenture. (a) As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the Depositary or owners of Interests under this Agreement or the Indenture, the Book-Entry Depositary shall mail to the Institutional Trustee or following the dissolution of the Trust to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement that the Institutional Trustee or Depositary at the close of business on a specified date will be entitled, subject to the provisions of or governing such Book-Entry Interest, CDI or Global Debenture, as the case may be, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to such Book-Entry Interest, CDI or Global Debenture, as the case may be, and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Institutional Trustee or following the dissolution of the Trust to the Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing such Book-Entry Interest, CDI or Global Debenture, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such Book-Entry Interest or Global Debenture, as the case may be, in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of such Book-Entry Interest or Global Debenture.

                  (b) The Institutional Trustee or following the dissolution of the Trust the Depositary may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary or of exercising any trust or power conferred on the Book-Entry Depositary. However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in Personal liability.

         SECTION 2.10. Surrender of the Global Debenture. In the event of the redemption, payment or purchase in full of all the Subordinated Debentures represented by the Global Debenture, then such Global Debenture shall become void and the Book-Entry Depositary shall surrender such Global Debenture to the Trustee for cancellation.

         SECTION 2.11. Reports. The Book-Entry Depositary shall immediately (and in no event later than 10 days from receipt) send to the Institutional Trustee or following the dissolution of the Trust to the Depositary a copy of any notices, reports and other communications received by it relating to the Company, the Subordinated Debentures, CDIs or the Book-Entry Interests.

         SECTION 2.12. Additional Amounts. In accordance with the Indenture, all payments made by the Book-Entry Depositary pursuant to this Agreement shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "United Kingdom Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority therein or thereof having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such United Kingdom Taxes is then required by law.

         At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-mentioned Directors' Certificate, the Company will furnish the Book-Entry Depositary with a Directors' Certificate instructing the Book-Entry Depositary whether such payment of principal of or interest on such Book-Entry Interest shall be made to the Institutional Trustee or following the dissolution of the Trust to the Depositary without deduction or withholding for or on account of any United Kingdom Taxes. If any such deduction or withholding shall be required, prior to such interest payment date the Company will furnish the Book-Entry Depositary with a Directors' Certificate which specifies the amount required to be deducted or withheld on such payment. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to the Institutional Trustee or following the dissolution of the Trust to Depositary in respect of the Subordinated Debentures, CDIs or the Book-Entry Interests. None of the Company, the Indenture Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an interest in the Book-Entry Interests or CDIs or for maintaining, supervising or reviewing any records relating to a Participant's or Indirect Participant's interests in the Book-Entry Interests. The Company shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Directors' Certificate furnished to it pursuant to this Section
2.12 including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The indemnity provided by the Company in this Section 2.12 shall survive the satisfaction and discharge of this Agreement.

                                   ARTICLE III

                            The Book-Entry Depositary

         SECTION 3.01. Certain Duties and Responsibilities. (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.

                  (b) In the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) the Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless the Book-Entry Depositary was negligent in ascertaining the pertinent facts; and

                           (ii) no provision of this Agreement shall require the Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been assured to it.

                  (d) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Institutional Trustee or following the dissolution of the Trust the Depositary relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry depositary, under this Agreement or the Indenture.

                  (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.

         SECTION 3.02. Notice of Default. Within 90 days after the occurrence of any Event of Default with respect to the Global Debenture (a "Debenture Default") of which a Responsible Officer of the Book-Entry Depositary assigned to its corporate trust department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Institutional Trustee or Depositary in the manner provided in Section 4.02 hereof, notice of such Debenture Default, unless such Debenture Default shall have been cured or waived.

     SECTION 3.03. Certain Rights of Book-Entry Depositary. Subject to the provisions of Section 3.01 hereof:

                  (a) the Book-Entry Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Directors' Certificate or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) the Book-Entry Depositary may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Company, Personally or by agent or attorney;

                  (e) the Book-Entry Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;

                  (f) the Book-Entry Depositary shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of the Depositary, any of the rights or powers vested in it by this Agreement or the Indenture unless the Depositary shall have offered to the Book-Entry Depositary security or indemnity satisfactory to the Book-Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (g) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon a Directors' Certificate.

         SECTION 3.04. Not Responsible for Recitals or Issuance of Subordinated Debentures. The recitals contained in the Indenture and in the Subordinated Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Subordinated Debentures. The Book-Entry Depositary shall not be accountable for the use or application by the Company of the proceeds with respect to the Subordinated Debentures.

         SECTION 3.05. Money Held in Trust. Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Company. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Company from time to time and the Depositary shall have no claim to any such interest.

         SECTION 3.06.  Compensation and Reimbursement.  The Company agrees:

               (a) to pay to the Book-Entry Depositary from time to time such compensation as is agreed upon in writing;

               (b) except as otherwise  expressly  provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the
          Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Company), except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith; and

               (c) to indemnify the Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The indemnity provided by this Section 3.06(c) shall survive the satisfaction and discharge of this Agreement pursuant to
          Section 4.11 hereof.

         SECTION 3.07. Book-Entry Depositary Required; Eligibility. At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 3.08. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Definitive Registered Debentures in accordance with Section 2.04 or Section 2.05 hereof and the Indenture.

         (b) The Book-Entry Depositary may resign with respect to the Global Debenture by giving written notice thereof to the Company and the Depositary, in accordance with Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

         (c)  If at any time:

         (i) the Book-Entry Depositary shall cease to be eligible under Section
         3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Company or by the Depositary, or

         (ii) the Book-Entry Depositary shall become incapable of acting with respect to a Book-Entry Interest or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, and (ii) if the Company shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary, the Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary, unless Definitive Registered Debentures have been issued in accordance with the Indenture.

         (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Company, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Company) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Global Debenture shall have been so appointed by the Company and accepted appointment in the manner required by
Section 3.09, the Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Definitive Registered Debentures have been issued in accordance with the Indenture.

         (e) The Company shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

         SECTION 3.09. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Company and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Company or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.06 hereof, execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to Section 3.06 hereof.

         (b) Upon request of any such successor Book-Entry Depositary, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

         (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

         (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section 3.09, the Company shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Company.

         SECTION 3.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing or any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE IV

                            Miscellaneous Provisions

     SECTION 4.01. Notices to Book-Entry Depositary or Company. Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

         (a) the Book-Entry Depositary by the Depositary, by the Institutional Trustee, by the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and Personally delivered or mailed, first-class postage prepaid, to the Book-Entry Depositary at is Corporate Trust Office, Attention: Corporate Trust and Agency Group , or at any other address previously furnished in writing by the Book-Entry Depositary to the Depositary by the Institutional Trustee, the Trustee and the Company, or

         (b) the Company, by the Book-Entry Depositary or by the Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to Southern Investments UK plc, Attention: Chief Financial Officer, Southern Energy, Inc., 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338,or at any other address previously furnished in writing to the Book-Entry Depositary by the Company.

         SECTION 4.02. Notice to Depositary; Waiver. Where this Agreement provides for notice to the Depositary of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

     SECTION 4.03. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 4.04. Successors and Assigns. All covenants and agreements in this Agreement and the Subordinated Debentures by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 4.05. Separability Clause. In case any provision in this Agreement or in the Subordinated Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

         SECTION 4.06. Benefits of Agreement. Nothing in this Agreement, the Subordinated Debentures, the Indenture or the Declaration of Trust, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Depositary and owners from time to time of Interests in the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Subordinated Debentures, by their acceptance of delivery of the Interests.

         SECTION 4.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 4.08. Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any New York state or Federal court sitting in the Borough of Manhattan in New York City by the Depositary or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England.

         SECTION 4.09. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 4.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by any Depositary.

         SECTION 4.11. Satisfaction and Discharge. This Agreement upon Company Order shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Registered Debentures have been issued and the Global Debenture has been canceled in accordance with the provisions of Section 2.05 hereof and the Indenture, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company and (iii) the Company has delivered to the Book-Entry Depositary a Directors' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

     SECTION 4.12. Amendments. The Company and the Book-Entry Depositary may amend this Agreement without the consent of the Depositary:

               (a) to cure any formal defect, omission, inconsistency or ambiguity in this Agreement;

               (b) to add to the covenants and agreements of the Company or the Book-Entry Depositary;

               (c) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor, as provided herein;

               (d) to comply with any requirements of the Securities Act, the Exchange Act or the U.S. Investment Company Act of 1940, as amended, and the Trust Indenture Act or any other applicable securities laws;

               (e) to modify this Agreement in connection with an amendment to the Indenture that does not require the consent of the Depositary; or

               (f) to modify, alter, amend or supplement this Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Company, is not materially adverse to the Depositary.

         Except as set forth in this Section 4.12, no amendment which materially adversely affects any Depositary or beneficial owner of Interests may be made to this Agreement without the consent of such Depositary or beneficial owner.

         SECTION 4.13. Book-Entry Depositary To Sign Amendments. The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may but need not sign it.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                 SOUTHERN INVESTMENTS UK plc


                                 By:

                                          Name:
                                          Title:


                                 BANKERS TRUST COMPANY, as
                                 Book-Entry Depositary,


                                 By:

                                          Name:
                                          Title: